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                                                                     Exhibit l.3

BELL, BOYD & LLOYD LLC
                                              Three First National Plaza
                                              70 West Madison Street, Suite 3300
                                              Chicago, Illinois 60606-4207
                                              312.372-1121 Fax 312.372-2098

                                              Offices in Chicago
                                              and Washington D.C.

                                November 25, 2002

     As counsel for Nuveen Insured California Tax-Free Advantage Municipal Fund (the "Registrant"), we consent to the incorporation by reference of our opinion, filed with Pre-effective Amendment No. 2 to the Registrant's Registration Statement on Form N-2 (File No. 333-100323 and 811-21212) on November 20, 2002.

     In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                         Very truly yours,

                                         /s/ Bell, Boyd & Lloyd LLC